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File No. 333-

As filed with the Securities and Exchange Commission on January 27, 2004

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TARGET CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0215170 (I.R.S. Employer Identification No.)
1000 Nicollet Mall Minneapolis, Minnesota (Address of Principal Executive Offices)	55403-2467 (Zip Code)

DAYTON HUDSON CORPORATION HIGHLY COMPENSATED CAPITAL ACCUMULATION PLAN
TARGET CORPORATION DIRECTOR DEFERRED COMPENSATION PLAN
TARGET CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN
TARGET CORPORATION SMG EXECUTIVE DEFERRED COMPENSATION PLAN
(Full title of the plan)

Douglas A. Scovanner,
Executive Vice President,
Chief Financial Officer and Chief Accounting Officer
Target Corporation
1000 Nicollet Mall
Minneapolis, MN 55403-2467
(Name and address of agent for service)

(612) 304-6073
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee

Deferred Compensation Obligations(1)(2)	$400,000,000	100%	$400,000,000	$32,360

(1)
The Deferred Compensation Obligations are unsecured obligations of Target Corporation to pay deferred compensation in the future in accordance with the terms and conditions of the Dayton Hudson Corporation Highly Compensated Capital Accumulation Plan, the Target Corporation Director Deferred Compensation Plan, the Target Corporation Executive Deferred Compensation Plan, and the Target Corporation SMG Executive Deferred Compensation Plan (the "Plans"). The Deferred Compensation Obligations being registered represent the maximum amount of compensation deferrals which, it is anticipated, may be made by participants in the Plans during the approximate 36 month period following the initial offering date under this registration statement.

(2)
The Deferred Compensation Obligations being registered relate to an additional $400,000,000 of Deferred Compensation Obligations, for which $52,000,000 and $80,000,000 of Deferred Compensation Obligations have previously been registered pursuant to Registration Statements No. 333-30311 and 333-75782, respectively.

(3)
Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

PART II

INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF FORM S-8 REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

        The contents of the Registrant's Registration Statements No. 333-30311 and 333-75782 are hereby incorporated by reference.

Item 8.        Exhibits.

Exhibit Number	Exhibit Description
4.1	Amendment and Restatement of the Dayton Hudson Corporation Highly Compensated Capital Accumulation Plan, dated November 1, 1998.(1)
4.2	Target Corporation Director Deferred Compensation Plan, as amended and restated February 1, 2000.(2)
4.3	Target Corporation Executive Deferred Compensation Plan, as amended and restated September 15, 2001.(3)
4.4	Target Corporation SMG Executive Deferred Compensation Plan, as amended and restated January 1, 2001.(4)
4.5	Amendment to Target Corporation SMG Executive Deferred Compensation Plan dated April 30, 2002.(5)
5	Opinion of James T. Hale, Esq., Executive Vice President, General Counsel and Corporate Secretary of Target Corporation.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of James T. Hale, Esq. (included in Exhibit 5).
24	Powers of Attorney.

(1)
Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-75782) filed on December 21, 2001.

(2)
Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-75782) filed on December 21, 2001.

(3)
Incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (File No. 333-75782) filed on December 21, 2001.

(4)
Incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 (File No. 333-75782) filed on December 21, 2001.

(5)
Incorporated by reference to Exhibit (10)F to the Registrant's Form 10-Q for the quarter ended November 2, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 27th day of January, 2004.

TARGET CORPORATION

By	/s/ DOUGLAS A. SCOVANNER
Douglas A. Scovanner, Executive Vice President, Chief Financial Officer and Chief Accounting Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 27th day of January, 2004 by the following persons in the capacities indicated:

/s/ ROBERT J. ULRICH Robert J. Ulrich	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ DOUGLAS A. SCOVANNER Douglas A. Scovanner	Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

ROXANNE S. AUSTIN
CALVIN DARDEN
ROGER A. ENRICO
WILLIAM W. GEORGE
ELIZABETH HOFFMAN
MICHELE J. HOOPER
JAMES A. JOHNSON
RICHARD M. KOVACEVICH
ANNE M. MULCAHY
STEPHEN W. SANGER
WARREN R. STALEY
GEORGE W. TAMKE
SOLOMON D. TRUJILLO
ROBERT J. ULRICH	DIRECTORS*

        *James T. Hale, by signing his name hereto on the 27th day of January, 2004, does hereby sign this document pursuant to powers of attorney duly executed by the Directors named, filed with the Securities and Exchange Commission on behalf of such Directors, all in the capacities and on the date stated, such persons being all of the Directors of the registrant.

/s/ JAMES T. HALE James T. Hale, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Form of Filing
4.1	Amendment and Restatement of the Dayton Hudson Corporation Highly Compensated Capital Accumulation Plan, dated November 1, 1998.	Incorporated by Reference
4.2	Target Corporation Director Deferred Compensation Plan, as amended and restated February 1, 2000.	Incorporated by Reference
4.3	Target Corporation Executive Deferred Compensation Plan, as amended and restated September 15, 2001.	Incorporated by Reference
4.4	Target Corporation SMG Executive Deferred Compensation Plan, as amended and restated January 1, 2001.	Incorporated by Reference
4.5	Amendment to Target Corporation SMG Executive Deferred Compensation Plan dated April 30, 2002.	Incorporated by Reference
5	Opinion of James T. Hale, Esq., Executive Vice President, General Counsel and Corporate Secretary of Target Corporation.	Electronic Transmission
23.1	Consent of Ernst & Young LLP.	Electronic Transmission
23.2	Consent of James T. Hale, Esq. (included in Exhibit 5).
24	Powers of Attorney.	Electronic Transmission

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PART II INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF FORM S-8 REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX